                                                                     EXHIBIT 2.4

                         ASSET CONTRIBUTION AGREEMENT

                               September 3, 1999


                                 By and Among


                           THE INTERCEPT GROUP, INC.
                            (A Georgia Corporation)

                                 NETZEE, INC.
                            (A Georgia Corporation)

                                      And

                       TIB THE INDEPENDENT BANKER'S BANK
                         (A Texas Banking Association)

                               TABLE OF CONTENTS
                               -----------------

THE CONTRIBUTION                                                                                                2

 Contribution of Assets                                                                                         2
 Assumption of Liabilities                                                                                      2
 Time and Place of Closing                                                                                      2

[RESERVED]                                                                                                      2

CONSIDERATION AND PAYMENT OF CONSIDERATION                                                                      3

 Consideration                                                                                                  3
 Payment of Consideration                                                                                       3
 Adjustment of Company Common Stock                                                                             3
 Legending of Securities                                                                                        3

RULES OF CONSTRUCTION                                                                                           4

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR                                                                7

 Organization                                                                                                   7
 Authority; No Violation                                                                                        7
 Financial Statements                                                                                           8
 Broker's and Other Fees                                                                                        9
 Absence of Certain Changes or Events                                                                           9
 Legal Proceedings                                                                                              9
 Taxes and Tax Returns                                                                                          9
 Employee Benefit Plans and Relations                                                                          10
 Compliance with Applicable Laws                                                                               10
 Certain Contracts                                                                                             10
 Properties and Insurance                                                                                      11
 Environmental Matters                                                                                         12
 Intellectual Property                                                                                         12
 Adequacy of Technical Documentation                                                                           13
 Third-Party Components in Software                                                                            13
 Third-Party Interests or Marketing Rights in Software                                                         13
 Absence of Certain Agreements and Practices                                                                   14
 Major Vendors and Customers                                                                                   14
 Accounts Receivable                                                                                           14
 Bank Accounts                                                                                                 14
 Combinations Involving the Division                                                                           14
 Labor Relations                                                                                               15
 Year 2000 Matters                                                                                             15
 Securities Act Compliance                                                                                     15
 Access to Information                                                                                         15
 ---------------------
 Experience; Investment                                                                                        16
 Tax Advice                                                                                                    16
 Disclosure                                                                                                    16
 Corporate Organization                                                                                        17
 Authority; No Violation                                                                                       17
 Broker's and Other Fees                                                                                       18
 Legal Proceedings                                                                                             18
 Disclosure                                                                                                    18

Asset Purchase Agreement - Page i

REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                                                  18

 Corporate Organization                                                                                        18

CAPITALIZATION                                                                                                 18

 Authority; No Violation                                                                                       19
 Financial Statements                                                                                          20
 Broker's and Other Fees                                                                                       21
 Absence of Certain Changes or Events                                                                          21
 Legal Proceedings                                                                                             21
 Properties and Insurance                                                                                      22
 Intellectual Property                                                                                         22
 ---------------------

ADEQUACY OF TECHNICAL DOCUMENTATION \F C \L                                                                    23

 Third-Party Components in Company's Software                                                                  23
 Third-Party Interests or Marketing Rights in Software                                                         24
 Compliance with Laws                                                                                          24
 Taxes and Tax Returns                                                                                         24
 Corporate Records                                                                                             25
 Combinations Involving the Company                                                                            25
 No Prior Operations                                                                                           25
 Disclosure                                                                                                    25

COVENANTS AND AGREEMENTS OF THE PARTIES                                                                        26

 Conduct of Business                                                                                           26
 Negative Covenants                                                                                            26
 No Solicitation                                                                                               27
 Current Information                                                                                           28
 Access to Properties and Records; Confidentiality                                                             29
 Regulatory Matters; Consents; Cooperation, etc.                                                               29
 Parties' Efforts; Further Assurances; Cooperation                                                             29
 Public Announcements                                                                                          30
 Failure to Fulfill Conditions
 Disclosure Supplements                                                                                        30
 Cooperation and Exchange of Information                                                                       30
 Customer Contacts                                                                                             30
 Employees                                                                                                     30

CLOSING CONDITIONS                                                                                             32

 Conditions of Each Party's Obligations Under this Agreement                                                   32
   Approvals and Regulatory Filings                                                                            32
   Suits and Proceedings                                                                                       32
 Conditions to the Obligations of InterCept and Acquisition Sub under this Agreement                           32
   Representations and Warranties; Covenants and Agreements; Consents                                          32
   Certificates                                                                                                33
   Noncompetition, Nonsolicitation and Confidentiality Agreement                                               33
   Work Product Agreements                                                                                     33
   No Material Adverse Effect on the Division                                                                  33
 Conditions to the Obligations of the Transferor under this Agreement                                          33
   Representations and Warranties; Covenants and Agreements; Consents                                          33
   Certificates                                                                                                34
   Noncompetition, Nonsolicitation and Confidentiality Agreement                                               34
   No Material Adverse Effect on InterCept                                                                     34
   Approvals                                                                                                   34
   Registration Rights Agreement                                                                               34
   Company's Board                                                                                             34

Asset Purchase Agreement - Page ii

   Completion of Due Diligence on Company                                                                      34
   [Registration Rights Agreement]                                                                             34

TERMINATION, AMENDMENT AND WAIVER                                                                              35

 Termination                                                                                                   35
 Effect of Termination                                                                                         36
 Specific Performance                                                                                          36
 Amendment                                                                                                     36
 Extension; Waiver                                                                                             36

INDEMNIFICATION                                                                                                36

 Indemnification by the Transferor                                                                             36
 Indemnification by InterCept                                                                                  37
 Indemnification by Company                                                                                    37
 Claims for Indemnification                                                                                    37
 Defense of Claim by Third Parties                                                                             38
 Third Party Claim Assistance                                                                                  38
 Settlement of Indemnification Claims                                                                          38
 Certain Limitations                                                                                           39

MISCELLANEOUS                                                                                                  39

 Expenses                                                                                                      39
 Notices                                                                                                       40
 Parties in Interest                                                                                           41
 Entire Agreement                                                                                              41
 Counterparts                                                                                                  41
 Governing Law                                                                                                 41
 Arbitration                                                                                                   42
 Invalidity of any Part                                                                                        42
 Time of the Essence; Computation of Time                                                                      42

Asset Purchase Agreement - Page iii

                         ASSET CONTRIBUTION AGREEMENT
                         ----------------------------

     THIS ASSET CONTRIBUTION AGREEMENT (this "Agreement") is dated and effective as of September 3, 1999, by and among THE INTERCEPT GROUP, INC., a Georgia corporation ("InterCept"), NETZEE, Inc., a Georgia corporation (the "Company"), and TIB THE INDEPENDENT BANKER'S BANK, a Texas banking association (the "Transferor"). InterCept, the Company, and the Transferor are hereinafter collectively called the "Parties."

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Transferor or The Bankers Bank (as defined below) owns, leases or licenses all of the assets used in the Internet banking business conducted by the Transferor (the "Division");

     WHEREAS, the Transferor wishes to contribute to the Company, and the Company wishes to acquire from the Transferor, certain assets of the Transferor, as specified in Article 1, in exchange for shares of common stock of the
                ---------
Company;

     WHEREAS, the contribution of the Transferred Assets (as defined below) by the Transferor to the Company in exchange for Company Common Stock (as defined below) (the "Contribution") will be effected pursuant to an overall plan of the Company, which involves the following transactions:

          a.  The contribution of the Transferred Assets (as defined below);

          b. The transfer by The Bankers Bank, a Georgia banking corporation ("The Bankers Bank"), of certain of its assets to the Company in exchange for shares of Company Common Stock;

          c. Direct Access Interactive, Inc., a Georgia corporation ("Direct Access"), will be merged into the Company in exchange for shares of Company Common Stock;

          d. Dyad Corporation, a Georgia corporation ("Dyad") will be merged into the Company in exchange for shares of Company Common Stock; and

          e. The transfer of all of the membership interests in Call Me Bill, LLC, a Kentucky limited liability company ("CMB"), to the Company in exchange for cash.

     WHEREAS, it is intended that the Contribution and above series of related and integrated transactions (overall, the "Exchange") qualify for treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     WHEREAS, the Boards of Directors of InterCept and the Company have approved the terms and conditions set forth herein.

Asset Purchase Agreement - Page 1 of 49

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1
                               THE CONTRIBUTION

     1.1  Contribution of Assets. Upon the terms and subject to the conditions
          ----------------------
of this Agreement, the Transferor shall contribute, assign, deliver and transfer to the Company and the Company shall receive from the Transferor, all of the Transferor's right, title and interest in and to the Division, specified or described on Schedule 1.1, wherever such assets are located and whether
             ------------
personal, tangible or intangible, in electronic form or otherwise, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in the Transferor's books or financial statements, free and clear of all encumbrances except those that relate to the Assumed Liabilities (as defined below). The properties, business and assets of the Division, or otherwise utilized by the Division, and to be transferred hereunder shall be referred to as the "Transferred Assets."

     1.2  Assumption of Liabilities. Upon the terms and subject to the
          -------------------------
conditions of this Agreement, the Company agrees to assume at the Closing and become responsible for all of the liabilities and obligations of Transferor set forth on Schedule 1.2 and all liabilities and obligations of the Division
         ------------
accruing under or pursuant to each Non-Assignable Purchased Contract from and after the date on which all consents required for the transfer and assignment of such Non-Assignable Purchased Contract have been obtained and delivered to the Company as contemplated by Section 8.14 hereto (the "Assumed Liabilities"). The Company will not assume or have any responsibility, however, with respect to any other obligation or liability of Transferor of any kind or nature whatsoever not specifically included within the definition of Assumed Liabilities.

     1.3  Time and Place of Closing. The consummation of the transactions
          -------------------------
contemplated by this Agreement (the "Closing") shall take place at the offices of Sutherland Asbill & Brennan, LLP, 999 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309 at 10:00 a.m. on the first business day after all conditions set forth in Article 9 have been met or at such other place and time
                        ---------
as the Company and Transferor may agree (the "Closing Date"). At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 9.
                                         ---------

                                   ARTICLE 2
                                  [Reserved]

Asset Purchase Agreement - Page 2 of 49

                                   ARTICLE 3
                  CONSIDERATION AND PAYMENT OF CONSIDERATION

     3.1  Consideration.  Subject to the terms of this Agreement and the related
          -------------
agreements and documents, the consideration for all of the Transferred Assets and Assumed Liabilities (the "Consideration") shall be 1,361,000 shares of common stock, no par value, of the Company ("Company Common Stock").

     3.2  Payment of Consideration. At the Closing, the Company shall deliver
          ------------------------
(or cause to be delivered) and InterCept shall cause to be delivered the Consideration to Transferor in the form of a certificate or certificates for Company Common Stock in the name of the Transferor or its assigns.

     3.3  Adjustment of Company Common Stock.
          ----------------------------------

       In addition to any adjustments made pursuant to the Antidilution Agreement, in the event that at any time after the date hereof and prior to the Closing Date, the Company shall effect (i) a dividend or other distribution with respect to Company Common Stock, payable in Company Common Stock or other property (other than cash), (ii) a combination or conversion of outstanding Company Common Stock into a smaller number of shares of such Company Common Stock, (iii) a split or subdivision of outstanding Company Common Stock into a greater number of shares of Company Common Stock, or (iv) any reorganization or reclassification, or any consolidation or merger of the Company with another corporation where the Company is not the surviving corporation, or the sale of all or substantially all of its assets to another corporation, in such a way that holders of outstanding Company Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or other property with respect to or in exchange for Company Common Stock (any such event described in clauses (i) through (iv) above referred to as a "Diluting Event"), then, as a condition of such Diluting Event, lawful and adequate provision shall be made whereby the Transferor shall thereafter be entitled to receive (under the same terms otherwise applicable to its receipt of Company Common Stock hereunder), in addition to or in lieu of (as the case may be) the number of shares of Company Common Stock, to which the Transferor is entitled immediately prior to such Diluting Event, such shares of stock, securities or other property as may be issued or payable with respect to or in exchange for that number of shares of Company Common Stock to which the Transferor was so entitled, and in any case appropriate provision shall also be made with respect to the Transferor's rights and interests to the end that the provisions of this
Section 3.3 shall thereafter be applicable in relation to any shares of stock,
-----------
securities or other property thereafter deliverable to the Transferor pursuant to the provisions hereof.

     3.4  Legending of Securities.
          -----------------------
          (a) The shares of Company Common Stock to be delivered in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of
Section 4(2) thereof,

Asset Purchase Agreement - Page 3 of 49

Regulation D promulgated thereunder, or other private offering exemptions, and similar exemptions under applicable state securities laws (the "State Acts"), and the Company is relying on the representations of the Transferor with respect to such exemptions. The Transferor understands and agrees that stop transfer instructions with respect to the shares of Company Common Stock received by the Transferor pursuant to this Agreement will be given to the Company's transfer agent and that there will be placed on the certificates for such shares a legend stating in substance as follows:

     The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered, sold, transferred or otherwise disposed of unless registered with the United States Securities and Exchange Commission and the securities regulatory authorities of applicable states or unless an exemption from such registration is available.

          (b) The foregoing legend will also be placed on any certificate representing securities issued subsequent to the original issuance of the Company Common Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the Company Common Stock issued to the Transferor pursuant to this Agreement has not been transferred in such manner to justify the removal of the legend therefrom.

          (c) Removal of Legends. Notwithstanding the foregoing provisions of
              ------------------
this Section 3.4, the Company agrees to notify the Company's transfer agent to
     -----------
remove all stop transfer instructions with respect to the shares of Company Common Stock received by the Transferor and to issue to the holder thereof a new certificate or certificates for such shares not bearing the restrictive legend set forth in Section 3.4(a) when (i) any such shares are sold or otherwise
             -----------
disposed of pursuant to an effective registration statement under the Securities Act, (ii) the holder of such shares has met the requirements for transfer of such shares pursuant to subparagraph (k) of Rule 144 under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, registration of any future transfer of such shares is not required by the Securities Act or applicable State Acts.

                                   ARTICLE 4
                             RULES OF CONSTRUCTION

          In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

          (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

          (b)  Any reference to any gender includes the other gender;

Asset Purchase Agreement - Page 4 of 49

          (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

          (d) Any reference to any agreement, instrument or other document (i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and (ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;

          (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

          (f) Any reference to "writing" includes printing, typing, lithography and other means of reproducing words in a visible form;

          (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

          (h) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

          (i) References herein to the "Transferor Disclosure Schedules" mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Transferor to InterCept and the Company and all other documents, agreements, and other items disclosed by Transferor in writing to InterCept and the Company and attached to such schedules in connection with this Agreement, and references to a numbered Transferor Disclosure Schedule shall mean that portion of the Transferor Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;
                         ---------

          (j) The terms "disclosed by InterCept" and "disclosed by the Company" mean and include, unless the context indicates otherwise, with respect to information concerning any event, fact or circumstance, information contained in the Company's Disclosure Schedules in this Agreement and the other Contribution Agreements (defined in Section 12.4).
                       ------------

          (k)  The term "including" means "including, without limitation";

          (l) The term "Governmental Authority" means any United States federal, state or local, or foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

Asset Purchase Agreement - Page 5 of 49

          (m) The term "Knowledge" as used with respect to the Transferor (including any references to the Transferor being aware of a particular matter) means the actual knowledge of Gayle M. Earls, A. Mackey Harral, Steve Simpson and T. Patrick Gray and information which any of them reasonably should have known given the nature of the disclosure, and the term "Knowledge" as used with respect to the Company (including any references to the Company being aware of a particular matter) means the actual knowledge of John Collins, Glenn Sturm and Scott Meyerhoff and information which any of them reasonably should have known given the nature of the disclosure;

          (n) The term "Material Adverse Effect" with respect to a person means any circumstance of, change in, or effect on the business and affairs of such person or any of its Subsidiaries thereof that, individually or in the aggregate with any other circumstance of change in, or effect on, the business and affairs of such person and its Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, results of operations or financial condition of such person and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person, to be operated or conducted; provided, however, that a Material Adverse Effect with respect to the Division shall not include any change or developments attributable to (a) this Agreement or the transactions contemplated hereby, (b) events which adversely affect the general economy of the United States of America, or the region, state or county in which the Division conducts its business operations, (c) events which adversely affect the banking industry generally or (d) any change in Law applicable to the Division's business as presently conducted;

          (o) The term "person" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act (as defined herein);

          (p) References herein to the "Company Disclosure Schedules" mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Company to the Transferor and all other documents, agreements and other items disclosed by the Company in writing to the Transferor and attached to such schedules in connection with this Agreement, and references to a numbered Company Disclosure Schedule shall mean that portion of the Company Disclosure Schedules that refers to the specific section or subsection of Article 7;
                                                               ---------

          (q) The term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which a specified person, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person, directly or indirectly, acts as a general partner or managing member; and

          (r) Each of the Parties acknowledges that it has had the opportunity to negotiate the terms and provisions of this Agreement, with the assistance and review of its

Asset Purchase Agreement - Page 6 of 49
counsel. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

     To induce InterCept and the Company to enter into this Agreement and the other Contribution Agreements, the Transferor hereby represents and warrants to InterCept and the Company as follows:

   5.1    Organization.
          ------------

          (a) The Transferor is a banking association duly organized, validly existing and in good standing under the laws of the State of Texas. The Transferor has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

          (b) Transferor Disclosure Schedule 5.1(b) sets forth true and correct
              -------------------------------------
copies of the Articles of Association and Bylaws of the Transferor and all amendments thereto.

   5.2    Authority; No Violation.
          -----------------------

          (a) Except as disclosed on Transferor Disclosure Schedule 5.2(a)
                                     -------------------------------------
(collectively, the "Transferor Approvals"), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to any third party or any Governmental Authority (collectively "Authorizations") are necessary on behalf of the Transferor in connection with
(i) the execution and delivery by the Transferor of this Agreement and the other Contribution Agreements to which it is a party, (ii) the consummation by the Transferor of the transactions contemplated hereby and thereby and (iii) the performance of the Transferor's obligations under this Agreement and the other Contribution Agreements. The Transferor has the full power and authority to execute and deliver this Agreement and the other Contribution Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Contribution Agreements to which the Transferor is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Transferor in accordance with the Articles of Association and Bylaws of the Transferor and with applicable Laws (as defined below). Except for the Transferor Approvals, no other corporate proceedings on the part of the Transferor are necessary for the Transferor to execute and deliver this Agreement and the other Contribution Agreements to which it is a party and for the Transferor to be bound by the terms hereof and thereof. This Agreement and the other Contribution Agreements to which the Transferor is a party have been duly and validly executed and delivered by the Transferor and constitute the valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its and their terms, subject to receipt of the Transferor Approvals and except to the extent that enforceability may be limited

Asset Purchase Agreement - Page 7 of 49
by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the rights of creditors, generally, and (ii) general principles of equity (collectively, the "Enforceability Exceptions").

          (b) Neither the execution and delivery by the Transferor of this Agreement and the other Contribution Agreements to which it is a party, nor the consummation by the Transferor of the transactions contemplated hereby and thereby in accordance with the other terms hereof and thereof, nor compliance by the Transferor with any of the terms or provisions hereof or thereof, will: (i) violate any provision of the Transferor's Articles of Association or Bylaws;
(ii) assuming that the Transferor Approvals are duly obtained, violate any United States federal, state or local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, ruling, decree or injunction of any Governmental Authority (collectively, "Laws") applicable to the Transferor or any of its properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the Transferred Assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Transferor is a party, or by which it or any of the Transferred Assets may be bound or affected except, with respect to clauses (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Division or the Transferred Assets, and which will not prevent or materially delay the consummation of the transactions contemplated hereby.

     5.3  Financial Statements.
          --------------------

          (a)  Transferor Disclosure Schedule 5.3(a) sets forth copies of: (i)
               -------------------------------------
the balance sheets of the Division as of December 31, 1998 and June 30, 1999, and (ii) the statements of income for the fiscal year ending December 31, 1998 and for the six months ended June 30, 1999 (collectively, the "Division Financial Statements");

          (b) The Division Financial Statements have been prepared on a modified cash basis applied consistently during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly, the financial position of the Division as of the respective dates set forth therein, and the results of the Division's operations for the respective periods set forth therein.

          (c) The books and records of the Division have been maintained in material compliance with applicable legal and accounting requirements.

          (d) Since June 30, 1999 (the "Balance Sheet Date"), there has not been any change, occurrence or circumstance affecting the business, results of operations or financial condition of the Division that has had, individually or in the aggregate, a Material Adverse Effect on the Division or which is reasonably likely to have a Material Adverse Effect on the Division,

Asset Purchase Agreement - Page 8 of 49
other than changes, occurrences and circumstances disclosed by the Transferor on the Transferor Disclosure Schedules.

   5.4    Broker's and Other Fees. Except as disclosed in Transferor Disclosure
          -----------------------                          ---------------------
Schedule 5.4, Transferor has not employed any broker or finder or incurred any
------------
liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement and the other Contribution Agreements.

   5.5    Absence of Certain Changes or Events.  Except as set forth in
          ------------------------------------
Transferor Disclosure Schedule 5.5, the Transferor has not taken or permitted
----------------------------------
any of the actions set forth in Section 8.2 since the Balance Sheet Date and,
                                -----------
except for execution of this Agreement and the other Contribution Agreements, the Transferor has conducted the business of the Division only in the ordinary course, consistent with past practice. Prior to the Balance Sheet Date, the Transferor did not take or permit any of the actions set forth in Section 8.2
                                                                  -----------
that are not reflected in the Division Financial Statements.

   5.6    Legal Proceedings. Except as disclosed in Transferor Disclosure
          -----------------                         ---------------------
Schedule 5.6, the Transferor is not a party to any, and there are no pending or,
------------
to the Transferor's Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Division. Except as disclosed in Transferor Disclosure Schedule 5.6,
                                             ----------------------------------
the Transferor is not a party to any order, judgment or decree entered in any lawsuit or proceeding that relates to or would have an adverse effect on the Transferred Assets or the Division. Without limiting the foregoing, except as disclosed in Transferor Disclosure Schedule 5.6, no actions, suits, demands,
             ----------------------------------
notices, claims, investigations or proceedings are pending or, to the Transferor's Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Transferor (in connection with such officer's, director's, employee's or agent's activities on behalf of the Transferor that relate, directly or indirectly to the Division or the Transferred Assets) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential liabilities, nor, to the Transferor's Knowledge, are there any circumstances which are reasonably likely to lead to such actions, suits, demands, notices, claims, investigations or proceedings.

   5.7    Taxes and Tax Returns.  Transferor has no liabilities related to any
          ---------------------
Taxes which affect the Transferred Assets or otherwise act as an encumbrance, liability or Lien with respect to the Transferred Assets. As used herein, "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

Asset Purchase Agreement - Page 9 of 49

   5.8    Employee Benefit Plans and Relations.  Transferor has no liabilities
          ------------------------------------
regarding any form of employee benefit plan that will become the responsibility or liability of the Company upon or after Closing.

   5.9    Compliance with Applicable Laws.  Except as set forth in Transferor
          -------------------------------                          ----------
Disclosure Schedule 5.9 the Transferor holds all licenses, franchises, permits,
-----------------------
consents and authorizations ("Licenses") necessary for the lawful conduct of the Division except to the extent a failure to hold such Licenses would not have a Material Adverse Effect on the Division. No proceeding is pending or, to the Knowledge of the Transferor, threatened seeking the revocation or suspension of any License. Except as set forth on Transferor Disclosure Schedule 5.9, the
                                     ----------------------------------
Transferor is and has been in compliance in all material respects with all applicable Laws related to the Division, and the Transferor has not received any notices of any allegation of any violation by the Transferor of any Laws or Licenses related to the Division.

   5.10   Certain Contracts.
          -----------------

          (a)  Transferor Disclosure Schedule 5.10(a) lists or describes the
               --------------------------------------
material terms of the Division (collectively, the "Material Contracts"), including, without limitation, leases, purchase contracts and commitments, to which the Transferor is a party or by which the Transferor or any of the Transferred Assets is bound:

               (i) all agreements involving an annual commitment or payment by any party thereto of more than $10,000 individually or $25,000 in the aggregate or which have a fixed term extending more than 12 months from the date hereof;

               (ii) all joint venture, sales agency, sales representative, distributorship, broker, franchise, license or similar agreements;

               (iii) all leases of real and personal property that are material to the Transferor's business and operations;

               (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by the Transferor in any amount (exclusive of advances to employees for expenses or trade payables in the ordinary course of business);

               (v) all powers of attorney, guarantees, suretyships or similar agreements;

               (vi)  all employment agreements; and

               (vii) all other agreements to which the Transferor is a party and either (1) which is material to the Division or (2) the breach of or default under which could have a Material Adverse Effect on the Division.

Asset Purchase Agreement - Page 10 of 49

          (b) Except as set forth on Transferor Disclosure Schedule 5.10(b),
                                     --------------------------------------
each of the Material Contracts is valid, binding and enforceable on the Transferor, and to the Knowledge of the Transferor, the other parties thereto, in accordance with its terms, subject to the Enforceability Exceptions. The Transferor has provided a true and complete copy of each Material Contract to InterCept and Company.

          (c) Except as disclosed in Transferor Disclosure Schedule 5.10(c), no
                                     --------------------------------------
agreement or understanding to which the Transferor is a party or by which it is bound limits the freedom of the Division to compete in any line of business or with any person.

          (d) Except as disclosed in Transferor Disclosure Schedule 5.10(d), the
                                     --------------------------------------
Transferor, nor to the Knowledge of the Transferor, any other party thereto, is in default under any of the Material Contracts; to the Transferor's Knowledge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement or to otherwise claim or collect damages the impact of which would have a Material Adverse Effect on the Division; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of the Transferor thereunder will in no way be materially affected, altered or impaired by the consummation of the transactions contemplated hereby and by the other Contribution Agreements. Except as disclosed in Transferor Disclosure Schedule
                                                ------------------------------
5.10(d), upon consummation of the transactions contemplated by this Agreement
-------
and the other Contribution Agreements, the Division will be entitled to continue to enjoy the material advantages and benefits of the business arrangements, agreements, opportunities and relationships of the Division as it enjoyed prior to the date hereof without interference or interruption.

   5.11   Properties and Insurance.
          ------------------------

          (a) Except as disclosed in Transferor Disclosure Schedule 5.11(a), the
                                     --------------------------------------
Transferred Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used in the Division. The Transferor has good and marketable title to, or holds by valid and existing lease or license, all of the Transferred Assets and all of the Transferred Assets are reflected on the Division Financial Statements, or under GAAP are not required to be reflected therein. None of the Transferred Assets is subject to any Lien, except in any of the foregoing cases for such imperfections of title or Liens as (i) are set forth in Transferor Disclosure Schedule 5.11,
                                          -----------------------------------
(ii) are reflected or reserved against in the Division Financial Statements,
(iii) arise out of Taxes which are not yet due and payable or are not in default and payable without penalty or interest, or (iv) arise out of the Assumed Liabilities.

          (b) The business operations and insurable material properties and assets of the Division are insured for their benefit against all risks which, in the reasonable judgment of the Transferor, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts, with such deductibles and against such

Asset Purchase Agreement - Page 11 of 49 risks and losses as are in the opinion of the Transferor adequate for the business engaged in by the Division. Transferor has not received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond and the Transferor is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

          (c) No person other than the Transferor is currently entitled to possession of any of the Transferred Assets or the loss of use of which would have a Material Adverse Effect on the Division, whether owned or leased by the Transferor. The Transferred Assets constitute all of the property and assets that the Transferor uses or may reasonably need in connection with the operation of the Division as conducted on the Closing Date.

   5.12   Environmental Matters. Upon or after Closing, the Company shall have
          ---------------------
no liability from Transferor's failure to comply with environmental Laws prior to Closing.

   5.13   Intellectual Property.  With respect to the Division, the Transferor
          ---------------------
develops, markets and licenses certain proprietary application software products and systems to financial institutions and other customers (the "Software Programs"), and in connection therewith the Transferor has developed certain related technical documentation and user reference manuals (the "Documentation"). The Software Programs and the Documentation are collectively referred to as the "Software." The Software Programs are listed on Transferor
                                                                   ----------
Disclosure Schedule 5.13.
------------------------

          (a) Ownership. Except as set forth in Transferor Disclosure Schedule
              ---------                         ------------------------------
5.13(a), the Transferor owns or licenses, trademarks, service marks, trade names
-------
and copyrights (including registrations, licenses and applications pertaining thereto) and all other proprietary information used (with a designation as to whether owned or used) by the Transferor in the conduct of the Division. Transferor Disclosure Schedule 5.13(a) sets forth all domestic and foreign
-------------------------------------
patents, trademarks, service marks, trade names and copyrights owned or used (with a designation as to whether owned or used) by the Transferor with respect to the Division and all applications therefor and registrations thereof.

          (b) Procedures for Copyright Protection. In no instance has the
              -----------------------------------
eligibility of the Software for protection under copyright law been forfeited to the public domain.

          (c) Procedures for Trade Secret Protection. The Transferor has never
              --------------------------------------
disclosed source code for any of the Software to a third party other than the persons identified in Transferor Disclosure Schedule 5.13(c). The Transferor
                      --------------------------------------
discloses its source code to employees only on a need-to-know basis in connection with the performance of their duties to the Transferor. The source code and system documentation comprising the Software have at all times been maintained by the Transferor in confidence and the Transferor has not taken (nor has it failed to take) any action which would be reasonably likely to result in such source code and system documentation not being protectable as a trade secret under applicable Laws.

          (d) Absence of Claims. Except as set forth in Transferor Disclosure
              -----------------                         ---------------------
Schedule 5.13(d), to the Knowledge of the Transferor, no claims have been
----------------
asserted by any

Asset Purchase Agreement - Page 12 of 49
person to rights in the Software, and no valid basis for any such claim exists. The use of the Software by the Transferor and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other Laws that protect intellectual property rights). The use by the Transferor of the patents, trademarks, service marks, trade names and copyrights identified in Transferor Disclosure Schedule 5.13(a) does not
                         --------------------------------------
infringe the rights of any person, and no written claim has been asserted that the use by the Transferor of any of the foregoing infringes the rights of any person. The Transferor has not received written notice of any claim asserted by any person to the effect that any current or former employee of the Transferor has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Transferor or any third party.


   5.14   Adequacy of Technical Documentation. Except as set forth on Transferor
          -----------------------------------                         ----------
Disclosure Schedule 5.14, the Software includes the source code, system
------------------------
documentation and schematics for all Software Programs, as well as any programmer comments for documentation and pertinent commentary or explanation that may be reasonably necessary to render such materials understandable and usable by a trained computer programmer. The Software also includes the programs (including compilers), workbenches, tools and higher level language, if any, used for the development, maintenance and implementation of the Software Programs.

   5.15   Third-Party Components in Software. The Transferor has validly
          ----------------------------------
obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in the Software pursuant to the contracts identified in Transferor Disclosure Schedule 5.15, subject to no
                        -----------------------------------
further license fee, royalty or other payment obligations not identified in Transferor Disclosure Schedule 5.15, other than software maintenance payments
-----------------------------------
customarily associated therewith. The Software contains no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. The Software does not contain derivative works of any programming or materials not owned in their entirety by the Transferor.


   5.16   Third-Party Interests or Marketing Rights in Software. The Transferor
          -----------------------------------------------------
has not granted, transferred or assigned any right or interest in the Software to any person except pursuant to the contracts identified on Transferor
                                                             ----------
Disclosure Schedule 5.16. There are no contracts, agreements, licenses,
------------------------
commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software by any independent salesperson, distributor, sublicensor or other remarketer or sales organization except as set forth on Transferor Disclosure Schedule 5.16.
                       -----------------------------------

Asset Purchase Agreement - Page 13 of 49

   5.17   Absence of Certain Agreements and Practices.  Except as set forth in
          -------------------------------------------
Transferor Disclosure Schedule 5.17, or in connection with customary
-----------------------------------
transactions in the ordinary course of business, no present or former officer, director or shareholder of the Transferor:

               (i) has made any claim (as defined in Section 101 of the United States Bankruptcy Code) against the Division or, the Transferor's Knowledge, has any basis for any such claim;

               (ii)  has any interest in any of the Transferred Assets; and

               (iii) has any benefits that are contingent on the transactions contemplated by this Agreement and the other Contribution Agreements, other than as stated herein.

   5.18   Major Vendors and Customers.  Transferor Disclosure Schedule 5.18 sets
          ---------------------------   -----------------------------------
forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Transferor with respect to the business of the Division, to whom the Transferor paid or billed in the aggregate in excess of $25,000 during calendar year 1998, or for the six months ended June 30, 1999.

   5.19   Accounts Receivable. With respect to the business and operation of the
          -------------------
Division, Transferor Disclosure Schedule 5.19 sets forth the accounts receivable
          -----------------------------------
of the Transferor as of December 31, 1998, as reflected in the Division Financial Statements as of that date, and the accounts receivable of the Transferor as of the Balance Sheet Date, together with an aging of these accounts. These accounts receivable, and all accounts receivable of the Transferor created after the Balance Sheet Date with respect to the business and operation of the Division, arose from valid transactions in the ordinary course of business and are good and collectible at the recorded amounts thereof, except for immaterial uncollectible amounts and except to the extent reserves therefor have been made on the Division Financial Statements. To the Transferor's Knowledge, no material portion of the accounts receivable is subject to counterclaim or setoff.

   5.20   Bank Accounts. Transferor Disclosure Schedule 5.20 lists all bank,
          -------------  -----------------------------------
money market, savings and similar accounts and safe deposit boxes of the Transferor utilized with respect to the Division, specifying the account numbers, the authorized signatories or persons having access to them.

   5.21   Combinations Involving the Division. As it relates to the Division,
          -----------------------------------
all mergers, consolidations or other business combinations involving the Transferor and all liquidations, purchases or other transactions by which the Transferor or any of its Subsidiaries acquired or disposed of any of the business and property of the Division were conducted in compliance with applicable charter documents, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

Asset Purchase Agreement - Page 14 of 49

   5.22   Labor Relations. Except as disclosed on Transferor Disclosure Schedule
          ---------------                         ------------------------------
5.22, with respect to the Division, the Transferor is in material compliance
----
with all federal and state Laws respecting employment and employment practices, terms and conditions of employment, wages and hours. With respect to the Division, there is no unlawful employment practice or discrimination charge pending before the United States Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against the Division pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Transferor's Knowledge, threatened against the Division and no NLRB representation question exists respecting any of its employees with respect to the Division. No grievance or arbitration proceeding is pending against the Division and no written claim therefor exists with respect to the foregoing.

   5.23   Year 2000 Matters. Except as provided on Transferor Disclosure
          -----------------                        ---------------------
Schedule 5.23, the Software is "Millennium Compliant." For purposes of this
-------------
Agreement "Millennium Compliant" means: (a) the functions, calculations, and other computing processes of the Software (collectively, "Processes") perform as designed regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Software, whether or not the dates include leap years; (b) the Software can accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, as designed and in a materially accurate manner, regardless of the dates used or format of the date input; (c) the Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Software; (d) the Software accepts and responds to four digit year date input in a manner that resolves any material ambiguities as to the century in an accurate manner; and (e) the Software displays, prints and provides electronic output of date information in ways that are unambiguous as to the determination of the century.

   5.24   Securities Act Compliance. The Transferor acknowledges that none of
          -------------------------
the shares of Company Common Stock to be delivered to the Transferor pursuant to this Agreement will, at the time of delivery, be registered under the Securities Act or any State Acts (collectively the "Securities Laws"). The Transferor represents and warrants that it is acquiring the Company Common Stock for investment, and not with a view toward, or for resale in connection with, a distribution of Company Common Stock except to its Affiliates or as required by Governmental Authorities. The Transferor acknowledges that Company Common Stock may be sold, pledged, hypothecated, disposed of, or otherwise transferred or distributed only (i) pursuant to an effective registration statement covering the Company Common Stock under the Securities Laws, or (ii) pursuant to an exemption from the registration requirements of the Securities Laws.

   5.25   Access to Information.  The Transferor has had access to the books and
          ---------------------
records of the Company and has otherwise had access to sufficient information about InterCept and the Company upon which to analyze the transactions contemplated by this Agreement. The Transferor has been given the opportunity to ask questions and receive answers from the officers of InterCept and the Company concerning the terms and conditions of the transactions

Asset Purchase Agreement - Page 15 of 49 contemplated by this Agreement and the business and financial condition of each of InterCept and the Company. The Transferor has had the opportunity to obtain any additional information it deems necessary to verify the accuracy and completeness of information provided by InterCept and the Company in connection with this Agreement and the transactions contemplated hereby.

   5.26   Experience; Investment. The Transferor has such knowledge and
          ----------------------
experience in financial and business matters as to enable it (a) to utilize the information made available to it in connection with the transactions contemplated by this Agreement and the other Contribution Agreements, (b) to evaluate the merits and risks associated with the acquisition of Company Common Stock pursuant hereto, and (c) to make an informed decision with respect thereto. The Transferor's business and financial experience is such that InterCept and the Company could reasonably assume the Transferor has the capacity to protect its own interests in connection with the offer, sale and issuance of the Company Common Stock. The Transferor is financially capable of bearing the risk of loss of the Consideration surrendered in exchange for the Company Common Stock, and acknowledges that an investment in the Company Common Stock involves a high degree of risk, including a possible total loss of investment, and the Consideration may not be indicative of the future value of the securities. The Transferor represents that it is an "accredited investor" within the meaning of Regulation D promulgated by the Commission under the Securities Act, by reason of the fact the Transferor is a bank as defined in
Section 3(a)(2) of the Securities Act. The Transferor understands that the officers, directors, attorneys and other advisors of InterCept and the Company will rely upon the representations and warranties made by the Transferor in this Agreement in order to establish any necessary exemption from the registration provisions of the Securities Act and applicable state securities laws.

   5.27   Tax Advice. The Transferor has reviewed with its tax advisor the
          ----------
United States federal, state, local and foreign tax consequences of an investment in the Company Common Stock and the transactions contemplated by this Agreement and the other Contribution Agreements. The Transferor understands that it (and not InterCept or the Company or any other person or entity) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Contribution Agreements. Nothing in this Section 5.27 shall affect the Transferor's rights to recover for breaches of the Company's or InterCept's representations and warranties in this Agreement.

   5.28   Disclosure.  No representation, warranty or statement made by the
          ----------
Transferor in this Agreement, the other Contribution Agreements or in any document or certificate furnished or to be furnished to InterCept or the Company pursuant to this Agreement or the other Contribution Agreements contains or will contain any untrue or incomplete statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or thereon not misleading. The Transferor has completely and accurately responded in all material respects to all diligence inquiries made by InterCept, the Company and their officers, directors, attorneys, accountants and other representatives in connection with this Agreement and the other Contribution Agreements.

Asset Purchase Agreement - Page 16 of 49

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF INTERCEPT

     To induce the Transferor to enter into this Agreement and the other Contribution Agreements, InterCept hereby represents and warrants to the Transferor as follows:

     6.1      Corporate Organization. InterCept is a corporation duly
              ----------------------
incorporated, validly existing and in good standing under the laws of the State of Georgia. InterCept has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on InterCept.

     6.2      Authority; No Violation.
              -----------------------

              (a) No Authorizations (the "InterCept Approvals") are necessary on behalf of InterCept in connection with (i) the execution and delivery by InterCept of this Agreement, (ii) the consummation by InterCept of the transactions contemplated hereby and thereby, (iii) the Exchange and the documents, agreements and instruments executed or to be executed with respect to the Exchange (the "Exchange Documents") to which InterCept is or will be a party; (iv) the performance of InterCept's obligations under this Agreement, the other Contribution Agreements and the Exchange Documents, other than such as have been obtained or waived. InterCept has the full corporate power and authority to execute and deliver this Agreement, the other Contribution Agreements and the Exchange Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the Contribution Agreements and the Exchange Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of InterCept in accordance with the Articles of Incorporation and Bylaws of InterCept and with applicable Laws. No corporate proceedings on the part of InterCept are necessary for InterCept to execute and deliver this Agreement, the other Contribution Agreements and the Exchange Documents to which it is a party, and for InterCept to be bound by the terms hereof and thereof. This Agreement, the other Contribution Agreements and the Exchange Documents to which InterCept is a party have been duly and validly executed and delivered by InterCept and constitute the valid and binding obligation of InterCept enforceable against InterCept in accordance with its and their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

              (b) Neither the execution and delivery of this Agreement, the other Contribution Agreements and the Exchange Documents by InterCept, nor the consummation by InterCept of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, nor compliance by InterCept with any of the terms or provisions hereof or


Asset Purchase Agreement - Page 17 of 49 thereof, will (i) violate any provision of InterCept's Articles of Incorporation or Bylaws, or (ii) violate any Laws applicable to InterCept or any of its properties or assets.

   6.3    Broker's and Other Fees. Neither InterCept nor any of its directors
          -----------------------
or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement, the other Contribution Agreements or the Exchange Documents.

   6.4    Legal Proceedings.  Except as disclosed by InterCept to the
          -----------------
Transferor, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of InterCept's chief executive officer, chief operating officer and chief financial officer, threatened against or affecting InterCept, or any of its properties, which could reasonably be expected to materially and adversely affect the ability of InterCept to perform its obligations pursuant to this Agreement.

   6.5    Disclosure.  No representation or warranty of InterCept in this
          ----------
Agreement or the other Contribution Agreements, nor any financial statements or other written statements or certificates furnished by InterCept to the Transferor in connection with the transactions contemplated by this Agreement, contains or as of the Closing Date will contain, any untrue statement of a material fact, or omit or as of the Closing Date will omit to state a material fact necessary to make the statements herein or therein not misleading.


                                   ARTICLE 7
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   To induce the Transferor to enter into this Agreement and the other Contribution Agreements, the Company hereby represents and warrants to the Transferor as follows:

   7.1    Corporate Organization.
          ----------------------

          (a) Each of Direct Access and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Each of Direct Access and the Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Direct Access or the Company.

          (b) Company Disclosure Schedule 7.1 sets forth true and complete
              -------------------------------
copies of the Articles of Incorporation and Bylaws of each of Direct Access and the Company and all amendments thereto.


   7.2    Capitalization.
          --------------

Asset Purchase Agreement - Page 18 of 49

          (a) The authorized capital stock of the Company consists of 70,000,000 shares of common stock, without par value (the "Company Common Stock") none of which are issued and outstanding and 5,000,000 shares of preferred stock, none of which are issued and outstanding. Company Disclosure Schedule 7.2(a) sets
                                     ----------------------------------
forth the number of shares of Company Common Stock owned by each shareholder and the number of shares of Company Common Stock which may be acquired by each holder of warrants and options to purchase Company Common Stock Company
                                                                -------
Disclosure Schedule 7.2(a) sets forth the name of each person and the number of
--------------------------
shares of Company Common Stock or other capital stock of the Company such person will acquire or has the right to acquire upon consummation of the Exchange. Other than as disclosed on Company Disclosure Schedule 7.2(a), there are no
                           ----------------------------------
options, warrants, or other rights to acquire Company Common Stock. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued pursuant to effective registration statements or under available exemptions from the registration requirements of the federal and state securities laws. Except as set forth on Company Disclosure Schedule 7.2(a), the Company has not granted any outstanding
----------------------------------
subscriptions, options, warrants, calls, commitments, registration rights or agreements of any character calling for the transfer, purchase, subscription, issuance or registration under the Securities Act of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and, except as set forth on Company Disclosure
                                                              ------------------
Schedule 7.2(a), there are no agreements or understanding with respect to voting
---------------
any such shares.


          (b) The authorized capital stock of Direct Access consists of 70,000,000 shares of common stock, without par value (the "Direct Access Common Stock"), 12,185,000 of which are issued and outstanding and 5,000,000 shares of preferred stock, none of which are issued and outstanding. Company Disclosure
                                                           ------------------
Schedule 7.2(b) sets forth the number of shares of Direct Access Common Stock
---------------
owned by each shareholder and the number of shares of Direct Access Common Stock which may be acquired by each holder of warrants and options to purchase Direct Access Common Stock. Other than as disclosed on Company Disclosure Schedule
                                                ---------------------------
7.2(b), there are no options, warrants, or other rights to acquire Direct Access
------
Common Stock. All issued and outstanding shares of Direct Access Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued pursuant to effective registration statements or under available exemptions from the registration requirements of the federal and state securities laws. Except as set forth on Company Disclosure Schedule 7.2(b),
                                        ----------------------------------
Direct Access has not granted any outstanding subscriptions, options, warrants, calls, commitments, registration rights or agreements of any character calling for the transfer, purchase, subscription, issuance or registration under the Securities Act of any shares of capital stock of Direct Access or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and, except as set forth on Company Disclosure Schedule 7.2(b), there are no
                       ----------------------------------
agreements or understandings with respect to voting any such shares.

   7.3    Authority; No Violation.
          -----------------------

Asset Purchase Agreement - Page 19 of 49

          (a)  Except as disclosed on Company Disclosure Schedule 7.3(a)
                                      ----------------------------------
(collectively, "Company Approvals"), no Authorizations are necessary on behalf of the Company or Direct Access in connection with (i) the execution and delivery by the Company of this Agreement, the other Contribution Agreements and the Exchange Documents, (ii) the consummation by the Company of the transactions contemplated hereby and thereby and (iii) the performance of the Company's obligations under this Agreement, the other Contribution Agreements and the Exchange Documents. The Company has the full corporate power and authority to execute and deliver this Agreement, the other Contribution Agreements and the Exchange Documents to which it is a party and the consummation by the Company of the other transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the other Contribution Agreements and the Exchange Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company in accordance with the Articles of Incorporation and Bylaws of the Company and applicable Laws. No other corporate proceedings on the part of the Company or Direct Access are necessary to consummate the transactions so contemplated. This Agreement, the other Contribution Agreements and the Exchange Documents have been duly and validly executed and delivered by the Company and constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the availability of the remedy of specific performance may be limited by the Enforceability Exceptions.

          (b) Neither the execution and delivery of this Agreement and the other Contribution Agreements and the Exchange Documents to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by the Company with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Company's Articles of Incorporation or Bylaws, (ii) violate any Laws applicable to the Company or any of its properties or assets, or (iii) except where a waiver or consent had been obtained or will be obtained prior to Closing, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to clauses (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company, and which will not prevent or delay the consummation of the transactions contemplated hereby.

   7.4    Financial Statements.
          --------------------

          (a) Attached hereto as Company Disclosure Schedule 7.4 is a true and
                                 -------------------------------
complete copy of the financial statements of Direct Access at and for the periods ending December 31, 1998 and 1997 and March 31, 1999 (collectively, the "Direct Access Financial

Asset Purchase Agreement - Page 20 of 49

Statements"). The Direct Access Financial Statements have been prepared from, and are in accordance with, the books and records of Direct Access and fairly present the financial position and results of operations of Direct Access as of and for the periods set forth therein.

          (b) Other than as shown on Company Disclosure Schedule 7.4 or reserved
                                     -------------------------------
against in the Direct Access Financial Statements, since March 31, 1999 Direct Access has not incurred material liabilities other than pursuant to this Agreement and the other Contribution Agreements and except for liabilities incurred in the ordinary course of business.

          (c) Since March 31, 1999, there has not been any change, occurrence or circumstance affecting the business, results of operations or financial condition of Direct Access that has had, individually or in the aggregate, a Material Adverse Effect on the Company, other than changes, occurrences and circumstances disclosed by the Company to the Transferor on the Company Disclosure Schedules.

     7.5  Broker's and Other Fees'. Neither the Company, Direct Access nor any
          -----------------------
of the directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement, the other Contribution Agreements or the Exchange Documents.

     7.6  Absence of Certain Changes or Events. Except (i) as set forth in
          ------------------------------------
Company Disclosure Schedule 7.6, (ii) as pertaining to the former SBS
-------------------------------
corporation or its business, and (iii) in connection with or in contemplation of the Exchange, Direct Access has not taken or permitted any of the actions of the nature described in Section 8.2 since March 31, 1999 and, except for execution of this Agreement, the other Contribution Agreements, the Exchange Documents and the documents executed in connection with the SBS acquisition and all matters related thereto or resulting therefrom, each of Direct Access and the Company has conducted its respective businesses only in the ordinary course, consistent with past practice.

     7.7 Legal Proceedings. Except as disclosed in Company Disclosure Schedule
         -----------------                         ---------------------------
7.7, and except as relates to the former SBS Corporation and its operations and
---
business, neither Direct Access or the Company is a party to any, nor are there pending or to the Company's Knowledge threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against either Direct Access or the Company. Except as disclosed in Company Disclosure Schedule 7.7 and as relates to the former SBS Corporation and
-------------------------------
its operations and business, neither Direct Access or the Company is a party to any order, judgment or decree entered in a lawsuit or proceeding that relates to or would have a material adverse effect on Direct Access or the Company. Except as disclosed in Company Disclosure Schedule 7.7 and as relates to the former SBS
                -------------------------------
Corporation and its operations and business, to the Company's Knowledge, no actions, suits, demands, notices, claims, investigations or proceedings are pending or, to the Company's Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Direct Access or the Company, including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential liabilities, nor, to the

Asset Purchase Agreement - Page 21 of 49

Company's Knowledge, are there any circumstances which are reasonably likely to lead to such actions, suits, demands, notices, claims, investigations or proceedings.

     7.8  Properties and Insurance.
          ------------------------

          (a) Except as disclosed in Company Disclosure Schedule 7.8, and except
                                     -------------------------------
for assets of the former SBS corporation, the Company's and Direct Access' assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used in the Company or Direct Access, as the case may be. Each of the Company and Direct Access has good and marketable title to, or holds by valid and existing lease or license, free and clear of all Liens, each piece of real and personal property used in their respective businesses as now conducted, except in any of the foregoing cases for such imperfections of title or Liens as (i) are set forth in Company Disclosure Schedule 7.8 hereof, (ii) are reflected or reserved against
-------------------------------
in the Direct Access Statements, or (c) arise out of Taxes which are not yet due and payable or are not in default and payable without penalty or interest.

          (b) The business operations and insurable material properties and assets of the Company are insured for their benefit against all risks which, in the reasonable judgment of the Company, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the Company adequate for the business engaged in by the Company. The Company has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and the Company is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     7.9  Intellectual Property. All of the representations in Sections 7.9
          ---------------------
through 7.12 expressly exclude any representations with respect to the former SBS Corporation, its operations or business. Direct Access conducts an active business using proprietary application software products and systems and provides internet banking and integrated voice response (telephone banking) services utilizing such products and systems (the "Company's Software Programs"), and in connection therewith the Company has developed certain related technical documentation and user reference manuals (the "Company's Documentation"). The Company's Software Programs and the Company's Documentation are collectively referred to as the "Company's Software."

          (a) Ownership. The Company owns all patents, trademarks, service
              ---------
marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other proprietary information used by the Company and material to the conduct of its business, including, without limitation, the Company's Software.

          (b) Procedures for Copyright Protection. To the Knowledge of the
              -----------------------------------
Company, in no instance has the eligibility of the Company's Software for protection under copyright law been forfeited to the public domain.

Asset Purchase Agreement - Page 22 of 49

          (c) Procedures for Trade Secret Protection. To the Knowledge of the
              --------------------------------------
Company, Direct Access has never disclosed source code for any of the Company's Software to a third party other than the persons identified in Company
                                                               -------
Disclosure Schedule 7.9(c). Direct Access discloses its source code to employees
--------------------------
only on a need-to-know basis in connection with the performance of their duties to Direct Access. The source code and system documentation comprising the Company Software have at all times been maintained by Direct Access in confidence and Direct Access has not taken (nor has it failed to take) any action which would be reasonably likely to result in such source code and system documentation not being protectable as a trade secret under applicable Laws.

          (d) Absence of Claims. To the Knowledge of the Company, no claims have
              -----------------
been asserted by any person to rights in the Company's Software (other than pursuant to licenses executed with customers in the ordinary course of business), and no valid basis for any such claim exists. To the Company's Knowledge, the use of the Company's Software by the Company or Direct Access and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other state or federal laws which protect intellectual property rights). To the Company's Knowledge, the use by the Company or Direct Access of its patents, trademarks, service marks, trade names and copyrights does not infringe the rights of any person, and no written claim has been asserted that the use by the Company or Direct Access of any of the foregoing infringes the rights of any person. No written claim has been asserted by any person to the effect that any current or former employee of the Company or Direct Access has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Company or Direct Access or any third party .

          (e) Third Party Interests in Software. Neither the Company nor Direct
              ---------------------------------
Access has granted, transferred, or assigned any right or interest in the Company's Software to any person, other than pursuant to licenses granted in the ordinary course of business.

     7.10 Adequacy of Technical Documentation. The Company's Software includes
          -----------------------------------
the source code, system documentation and schematics for all Company's Software Programs, as well as any programmer comments for documentation and pertinent commentary or explanation that may be reasonably necessary to render such materials understandable and usable by a trained computer programmer. The Company's Software also includes the programs (including compilers), workbenches, tools and higher level language, if any, used for the development, maintenance and implementation for the Company's Software Programs.

     7.11 Third-Party Components in Company's Software. Direct Access has
          --------------------------------------------
validly obtained the right and license to use, copy , modify and distribute any third-party programming and materials contained in the Company's Software pursuant to the contracts identified in Company Disclosure Schedule 7.11,
                                        --------------------------------
subject to no further license fee, royalty or other payment obligations not identified in Company Disclosure Schedule 7.11, other than software maintenance
              --------------------------------
payments customarily associated therewith. The Company's Software contains no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. The Company's Software does not contain

Asset Purchase Agreement - Page 23 of 49 derivative works of any programming or materials not owned in their entirety by the Transferor.

     7.12 Third-Party Interests or Marketing Rights in Software. Direct Access
          -----------------------------------------------------
has not granted, transferred or assigned any right or interest in the Company's Software to any person except pursuant to the contracts identified on Company
                                                                      -------
Disclosure Schedule 7.12. There are no contracts, agreements, licenses,
------------------------
commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Company's Software by any independent salesperson, distributor, sublicensor or other remarketer or sales organization except as set forth on Company Disclosure Schedule 7.12.
                                    --------------------------------

     7.13 Compliance with Applicable Laws. Each of Direct Access and the Company
          -------------------------------
has all Licenses required for its business as currently conducted, except to the extent a failure to hold such Licenses would not have a Material Adverse Effect on the Company or Direct Access. No proceeding is pending or threatened seeking the revocation or suspension of any material License. Except as disclosed by the Company on Company Disclosure Schedule 7.13, Direct Access' business has been
           --------------------------------
operated and maintained in all material respects in compliance with applicable Laws. Neither Direct Access nor the Company has received any notices of any allegation of any violation of any Laws or Licenses.

     7.14 Taxes and Tax Returns. Except as disclosed in Company Disclosure
          ---------------------                         ------------------
Schedule 7.14, since March 9, 1999:
-------------

          (a) Direct Access has duly filed (and until the Closing Date will so file) all Returns required to be filed by it in respect of any United States federal, state or local, or foreign, Taxes and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable, other than Taxes which are being contested in good faith (and disclosed by the Company to the Transferor in writing). Each of the Company and Direct Access has established (and until the Closing Date will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of Direct Access or the Company through the date of this Agreement.

          (b) There are no audits or other Governmental Authority proceedings presently pending, nor, to the Knowledge of the Company, any other disputes pending with respect to, or claims asserted for, Taxes upon Direct Access or the Company, nor has Direct Access or the Company given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens filed of record publicly for Taxes upon the assets of Direct Assets or the Company, except Liens for Taxes not yet due. Each of Direct Access and the Company has complied (and until the Closing Date will comply) in all respects with all applicable Laws relating to the payment and withholding of Taxes.

          (c) Neither Direct Access nor the Company (1) has requested any extension of time within which to file any return which Return has not since been filed (2) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (3) is required

Asset Purchase Agreement - Page 24 of 49 to include in income any adjustment by reason of a voluntary change in accounting method initiated by Direct Access or the Company (nor to the Company's Knowledge has any Governmental Authority proposed any such adjustment or change of accounting method): or (4) has filed a consent with any Governmental Authority pursuant to which Direct Access or the Company has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby.

          (d) Neither the Company nor Direct Access is liable for any Taxes of any consolidated, combined, unitary or similar group of which the Company and/or Direct Access has been a member. Except for that certain Tax Indemnity Agreement between Intercept and Direct Access dated as of the date hereof (the "Tax Indemnification Agreement"), neither the Company nor Direct Access is a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement.

     7.15  Corporate Records.  The corporate record books (including the share
           -----------------
records) of Direct Access and the Company are materially complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of Direct Access and the Company and all transactions involving the shares of Direct Access and the Company.

     7.16  Combinations Involving the Company. The mergers, consolidations or
           ----------------------------------
other business combinations involving Direct Access and/or the Company and all liquidations, purchases or other transactions by which Direct Access or the Company has acquired or disposed of any of its business and property since such time were conducted in material compliance with applicable charter documents, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

     7.17  No Prior Operations. The Company was incorporated on August 25, 1999.
           -------------------
Other than actions taken to consummate the Exchange, the Company has not conducted any operations or business and has not taken any other actions.

     7.18  Diligence.  The Company has conducted reasonable and customary legal,
           ---------
accounting, financial and other "due diligence" reviews of Dyad Corporation and CMB. As of the date hereof, nothing has come to the attention of the Company, and the Company is unaware of any information with respect to Dyad or CMB that is likely to have a Material Adverse Effect on (i) the Company, (ii) the Company Common Stock, or (iii) the ability to have the Exchange qualify for treatment under Section 351 of the Code.

     7.19  SBS Corporation. To the Knowledge of the Company, the representations
           ---------------
and warranties of SBS Corporation and its Shareholders contained in that certain Agreement and Plan of Merger dated August 6, 1999 were true and correct in all material respects.

     7.20  Disclosure. No representation or warranty of the Company in this
           ----------
Agreement and the other Contribution Agreements, nor any financial statements or other written statements or certificates furnished to the Transferor in connection with the transactions contemplated by this Agreement, contains or as of the Closing Date will contain, any untrue or

Asset Purchase Agreement - Page 25 of 49 incomplete statement of a material fact, or omits or as of the Closing Date will omit to state a material fact necessary to make the statements herein or therein not misleading. The Company has completely and accurately responded in all material respects to the diligence inquiries made by the Transferor in connection with this Agreement and the other Contribution Agreements.

                                   ARTICLE 8
                    COVENANTS AND AGREEMENTS OF THE PARTIES

     8.1  Conduct of Business. The Transferor agrees that from the date hereof
          -------------------
to the Closing Date, the Transferor shall conduct its business with respect to the Division only in the ordinary course and consistent with prudent business practice and past practice, except for transactions permitted hereunder or with the prior written consent of InterCept and the Company. Without limiting the generality of the foregoing, the Transferor agrees that, with respect to the Division, the Transferor shall use all commercially reasonable efforts to:

          (a) maintain its existence and status in good standing in all jurisdictions in which the properties of the Division or the conduct of the Division's business requires it to be qualified or registered to conduct its business, except where the failure to do so would not have a Material Adverse Effect on the Division;

          (b) maintain all of its tangible assets in good operating condition and maintain the protection of all intellectual property in substantially the same standing as exists on the date hereof;

          (c) continue performance in the ordinary course of its obligations under its contracts and agreements;

          (d) preserve its business organization intact, use all commercially reasonable efforts to keep available its present officers and employees and preserve its present relationships with suppliers, customers and others having business relationships with it; and

          (e) maintain its existing insurance, subject to variations in amount required by the ordinary operations of its business.

     8.2  Negative Covenants. The Transferor agrees that from the date hereof
          -------------------
to the Closing Date, except as otherwise approved by InterCept and the Company in writing, or as permitted or required by this Agreement, the Transferor will not with respect to the Division or the Transferred Assets:

              (i) sell or dispose of any assets other than in the ordinary course of business consistent with past practices;

              (ii) make any capital expenditures outside the ordinary course of business;

Asset Purchase Agreement - Page 26 of 49

               (iii) make any change in its accounting methods or practices, except as required by GAAP or applicable Governmental Authorities;

               (iv) incur, create, assume or guarantee any liabilities except in the ordinary course of business and as would not have a Material Adverse Effect;

               (v) increase, or make any change in any assumptions underlying the method of calculating any bad debt, contingency or other reserves from those reflected in the Division Financial Statements;

               (vi) make any change in the method of valuing assets included in the Division Financial Statements;

               (vii) permit or allow any of the Transferred Assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Liens which are in existence on the date hereof and which are disclosed on the Transferor Disclosure Schedules or reflected in the Division Financial Statements, and Liens for amounts not yet due and payable or which are contested in good faith and for which adequate reserves have been or will be made;

               (viii) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

               (ix) cancel or waive any claims or rights, or sell, transfer, distribute or otherwise dispose of any assets or properties, except in the ordinary course of business;

               (x) declare, file or permit to be filed any voluntary or involuntary bankruptcy, receivership, insolvency or other similar proceeding or petition with any Governmental Authority with respect to the Transferor;

               (xi) fail to perform its obligations under any Material Contract (except those being contested in good faith) or enter into, assume or amend any agreement that would be a Material Contract other than agreements to provide services entered into in the ordinary and usual course of business;

               (xii) take any action that would or could reasonably be expected to result in (A) a Material Adverse Effect on the Division or (B) any of its representations and warranties contained in Article 5 not being true and correct
                                            ---------
in any material respect at the Closing Date, or that would cause any of the conditions to Closing not to be satisfied; or

               (xiii) directly or indirectly agree to do any of the foregoing.

     8.3  No Solicitation. From the date hereof to the Closing Date or the
          ---------------
earlier termination of this Agreement in accordance with its terms, the Transferor :

Asset Purchase Agreement - Page 27 of 49

          (a) agrees that neither the Transferor nor any of its present or future subsidiaries or other affiliates, nor any of its or their directors, officers, shareholders, employees, representatives or other agents (collectively, the "Transferor Affiliates") shall, directly or indirectly, (i) enter into any agreement (or agree to do so), or solicit, initiate or knowingly encourage the invitation of inquiries or proposals or offers from any person (other than InterCept, the Company or its or their directors, officers, employees, representatives and agents) concerning: (A) any sale of the Transferred Assets or the Division or transfer of Assumed Liabilities of the Division (other than any such sale or transfer in the ordinary course of business) or (B) any merger, consolidation, restructuring, recapitalization or other significant transaction involving the Transferor or any of its present or future subsidiaries, divisions or other affiliates (unless such transaction does not adversely affect the transactions contemplated by this Agreement); or (ii) provide any confidential information to, participate in discussions or negotiations relating to any such transaction with, or otherwise cooperate with or assist or participate in any effort to take such action by any person or entity (other than InterCept, the Company or its or their directors, officers, shareholders, employees, representatives and agents). The Transferor shall immediately advise InterCept and the Company if any such inquiry, offer or proposal is made or received by the Transferor or any of the Transferor Affiliates;

          (b) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and the Transferor will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 8.3; and
                   -----------

          (c) will notify InterCept and the Company immediately of the identity of any potential acquirer and the terms of any proposal or offer (including, without limitation, any proposal or offer to any of the shareholders of the Transferor) with respect to a proposed or potential merger, acquisition, consolidation, business combination, transfer or similar transaction involving, or any purchase of all or any significant portion of the assets, equity securities of or rights with respect to any assets or securities of, the Transferor (which would adversely affect the transactions contemplated hereby) not permitted by this Section 8.3.
                      -----------

     8.4  Current Information. During the period from the date of this Agreement
          -------------------
to the Closing Date or the earlier termination of this Agreement in accordance with its terms, on a frequent basis:

          (a) The Transferor will cause one or more of the Transferor's representatives to confer with representatives of InterCept and the Company regarding the Division's business, operations, properties, assets and financial condition; each of the Parties will cause one or more of its representatives to confer with representatives of the other Parties regarding matters relating to the completion of the transactions contemplated herein; and

          (b) Each of the Parties will notify the other Parties as soon as practicable after any determination or discovery by it of any fact or circumstance relating to any Party which it has discovered through the course of investigation and which represents, or is

Asset Purchase Agreement - Page 28 of 49 reasonably likely to represent, a material breach of any representation, warranty, covenant or agreement of any Party or which has or is reasonably likely to have a Material Adverse Effect on any Party. Notwithstanding the foregoing, for the purpose of determining satisfaction of the condition set forth in Article 9, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be a part thereof unless agreed to by the other Parties.

     8.5  Access to Properties and Records; Confidentiality. The Transferor
          -------------------------------------------------
shall permit InterCept, the Company and their representatives reasonable access during normal business hours to its properties and shall disclose and make available to InterCept, the Company and their representatives all books, papers and records and information relating to the Division, the Transferred Assets and the Assumed Liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, agreements, filings with any Governmental Authority, accountants' work papers, litigation files, plans affecting employees, and any other records and information in which InterCept, the Company and their representatives may have a reasonable interest; provided that such investigation shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unnecessarily with the normal business operations of the Transferor.

     8.6  Regulatory Matters; Consents; Cooperation, etc.
          ----------------------------------------------

          (a) To the extent permitted by Law, each of the Parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries or representatives from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.

          (b) As soon as practicable following the date hereof, each of the Parties will use its commercially reasonable efforts to obtain all consents, waivers and other Approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained by such Party in connection with the consummation of the transactions contemplated hereby.

     8.7  Parties' Efforts; Further Assurances; Cooperation. Subject to the
          -------------------------------------------------
other provisions in this Agreement, the Parties shall in good faith perform their obligations under this Agreement before, at and after the Closing Date, and shall each use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the Parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably

Asset Purchase Agreement - Page 29 of 49 requested by the other Parties in order to consummate the transactions contemplated by this Agreement.

     8.8  Public Announcements. Prior to the Closing Date or the earlier
          --------------------
termination of this Agreement in accordance with its terms, the Parties shall consult and cooperate with each other as to the timing, content and form of any press release or other public disclosure related to this Agreement or the transactions contemplated herein, and will not issue a press release or make any such public disclosure without the prior consent of the other party, which shall not be unreasonably withheld, conditioned or delayed. After the Closing Date, the Transferor shall not make any public announcement regarding any aspect of this Agreement without InterCept's and the Company's prior written consent. Nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary in order to satisfy such Party's disclosure obligations imposed by Law or Governmental Authority.

     8.9  Noncompetition, Nonsolicitation and Confidentiality Agreement. The
          -------------------------------------------------------------
Parties shall negotiate in good faith within seven (7) days of Closing the terms and conditions of a Noncompetition, Nonsolicitation and Confidentiality agreement among InterCept and the Company.

     8.10 Disclosure Supplements. From time to time prior to the Closing Date,
          ----------------------
each Party hereto will promptly notify the other Party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be part hereof unless agreed to by the other Parties.

     8.11 Cooperation and Exchange of Information. The Parties agree to furnish,
          ---------------------------------------
or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future Returns, to respond to audits, to negotiate settlements with Tax authorities and to prosecute and defend against Tax claims.

     8.12 Customer Contacts. The Transferor shall permit the Company to conduct
          -----------------
a survey or otherwise inquire of certain or all of the Division's key customers, as selected by the Company, regarding the relationship between such customer and the Transferor and the impact of a change in control on such relationship. The Transferor shall assist the Company in making such survey or inquiries and shall have the right to have a representative of its choice participate therein.

     8.13 Employees
          ---------

          (a) All employees of the Division on the Closing Date shall be employed by the Company and shall receive salaries no less favorable than the salaries currently paid such

Asset Purchase Agreement - Page 30 of 49
employees as set forth on Schedule 8.13, provided, however, that the provisions
                          -------------
of this Section shall not change the employment status of such employees.

               (b) All employees of the Division who remain employed by the Company after the Closing Date shall participate in all benefit plans generally available to employees of the Company.

     8.14 Non-Assignable Purchased Contracts.
          -----------------------------------

               (a) In the case of any Transferred Assets which are contracts or agreements which are not assignable or transferable, either by their terms or otherwise without the prior consent of any third party thereto (such contracts or agreements being the "Non-Assignable Purchased Contracts") the Transferor shall use commercially reasonable efforts to obtain at its cost, or cause to be obtained, prior to the Closing Date, any written consents or waivers necessary for the assignment of such Transferred Assets to the Company as contemplated by this Agreement, and InterCept and the Company shall cooperate with the Transferor, at no additional cost to InterCept or the Company, in such manner as may be reasonably requested in connection therewith. In the event the Transferor shall be unable to obtain any such consent or waiver to the assignment or transfer of a Transferred Asset to the Company prior to the Closing Date (i) the Transferor shall continue to use such commercially reasonable efforts after the Closing Date at its cost, (ii) the Transferor shall provide to the Company, from and after the Closing Date, at a cost to the Company no greater than the cost of the Company would have otherwise paid under the terms of such Non-Assignable Purchased Contract (the "Contract Costs"), benefits substantially equivalent to each such Non-Assignable Purchased Contract, as fully as if such consent had been obtained, to the extent the Transferor is reasonably capable of providing such benefits and (iii) at the Company's option, the Company may procure such equivalent benefits from third parties during the final 90 days of the current term of any such Non-Assignable Purchased Contract (or at any time within 90 days of the date on which the non-Assignable Purchased Contract which such equivalent benefits replace would have by its terms terminated or entitled the other party thereto to terminate or renegotiate the costs of such benefits) without any further liability to the Transferor; provided however, that (A) the Company shall provide the Transferor prior written notice of procuring any such equivalent benefits 30 days (or, if 30 days' notice is not practicable, such notice, if any, which is practicable) prior to obtaining such equivalent benefits pursuant to clause (iii), above, and (B) in the event the Company procures equivalent benefits pursuant to clause (iii) the Transferor shall be relieved of its obligations under this Section 8.14(a) with respect to the Non-Assignable Purchased Contracts with respect to which such equivalent benefits have been so procured by the Company and may take any and all action available to the Transferor to terminate its obligation under such Non-Assignable Purchased Contracts.

               (b) The Company agrees to pay, or reimburse the Transferor for, the Transferor's direct out-of-pocket costs, fees and expenses (excluding attorneys' fees and fees and expenses of other professionals and employees of the Transferor), actually incurred by the Transferor in fulfilling its obligations to the Company under Section 8.14(a), provided, that the amount of such costs, fees and expenses, shall not exceed $10,000. The Company shall make

Asset Purchase Agreement - Page 31 of 49 such payments to the Transferor within 30 days after the Transferor's submission of an itemized invoice therefor in detail reasonably sufficient to the Company.


                                   ARTICLE 9
                               CLOSING CONDITIONS

     9.1  Conditions of Each Party's Obligations Under this Agreement.  The
          ----------------------------------------------------------
respective obligations of each party under this Agreement shall be subject to the satisfaction, or, where permissible under applicable Law, waiver at or prior to the Closing Date of the following conditions:

          (a)  Approvals and Regulatory Filings. All necessary Authorizations of
               --------------------------------
Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of the Transferor, the Company or InterCept. All conditions required to be satisfied prior to the Closing Date by the terms of such approvals and consents shall have been satisfied, and all statutory waiting periods in respect thereof shall have expired.

          (b)  Suits and Proceedings. The consummation of the transactions
               ---------------------
contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to InterCept, the Company or the Transferor or their respective officers and directors. No suit or proceeding shall have been instituted by any person, or, to the Knowledge of InterCept, the Company or the Transferor, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of InterCept or the Company to control any material aspect of the business of InterCept, the Company or the Division after the Closing Date, or (ii) to subject InterCept, the Company or the Transferor or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

     9.2  Conditions to the Obligations of InterCept and the Company under this
          ---------------------------------------------------------------------
Agreement.  The obligations of InterCept and the Company under this Agreement
---------
shall be further subject to the satisfaction or waiver, at or prior to the Closing Date (and continued until the Closing Date), of the following conditions:

          (a)  Representations and Warranties; Covenants and Agreements;
               --------------------------------------------------------
Consents. The representations and warranties of the Transferor contained in this
--------
Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which are confined to a particular date shall speak only as of such date, and the Transferor shall have performed in all material respects the


Asset Purchase Agreement - Page 32 of 49 agreements, covenants and obligations to be performed by it at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Transferor shall have been obtained or made.

          (b)  Certificates. The Transferor shall have furnished InterCept and
               ------------
the Company with such certificates of the Transferor and such other documents to evidence fulfillment of the conditions set forth in this Article 9 and otherwise
                                                         ---------
to consummate the transactions contemplated pursuant to this Agreement, in substantially the form attached hereto as Exhibit 9.2(b).
                                          --------------

          (c)  Noncompetition, Nonsolicitation and Confidentiality Agreement.
               -------------------------------------------------------------
The Transferor, as reasonably requested by the Company, shall have executed and delivered to the Company a Noncompetition, Nonsolicitation and Confidentiality Agreement substantially in the form attached hereto as Exhibit 9.2(c).
                                                       --------------

          (d)  Work Product Agreements. The Transferor shall have delivered to
               -----------------------
the Company an Assignment of Work Product Agreement in the form attached hereto as Exhibit 9.2(d), signed by all persons who have developed, modified or
   --------------
otherwise had access to the source code for the Software.

          (e)  No Material Adverse Effect on the Division. No event shall have
               ------------------------------------------
occurred and no fact or circumstance shall have arisen which, in the judgment of InterCept and the Company, is reasonably likely to have a Material Adverse Effect on the Division or materially and adversely affect the value of this transaction to InterCept or the Company, since the Balance Sheet Date except (i) the announcement of this Agreement or (ii) conditions affecting global economy or regional economy in which InterCept and the Company operate any part of its or their business.

     9.3  Conditions to the Obligations of the Transferor under this Agreement.
          --------------------------------------------------------------------
The obligations of the Transferor under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

          (a)  Representations and Warranties; Covenants and Agreements;
               --------------------------------------------------------
Consents. The representations and warranties of InterCept and the Company
--------
contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, and InterCept and the Company shall have performed in all material respects the agreements, covenants and obligations to be performed by them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by InterCept and the Company shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on InterCept or the Company.


Asset Purchase Agreement - Page 33 of 49

          (b)  Certificates.  InterCept and the Company shall have furnished the
               ------------
Transferor with such certificates of InterCept and the Company and such other documents to evidence fulfillment of the conditions set forth in this Article 9
                                                                      ---------
and otherwise to consummate the transactions contemplated pursuant to this Agreement substantially in the form attached hereto as Exhibit 9.3(b)
                                                       --------------

          (c)  Noncompetition, Nonsolicitation and Confidentiality Agreement.
               -------------------------------------------------------------
Intercept shall have executed and delivered to the Company a Noncompetition, Nonsolicitation and Confidentiality Agreement substantially in the form attached hereto as Exhibit 9.3(c).
          --------------

          (d)  No Material Adverse Effect. No Material Adverse Effect on
               --------------------------
InterCept or the Company since the date of this Agreement shall have occurred except (i) the announcement of this Agreement, and (ii) conditions affecting the global economy or regional economy in which InterCept and the Company operate any part of its or their business.

          (e)  Approvals. This Agreement and the transactions contemplated
               ---------
hereby shall have received all required Government Authorizations and other consents or approvals from third parties (including lenders, licensees and lessors) required to consummate the transactions contemplated hereby which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect.

          (f)  Registration Rights Agreement. The Company shall have executed
               -----------------------------
and delivered a Registration Rights Agreement (herein so called) in the form of
Exhibit 9.3(f) attached hereto.
--------------

          (g)  Marketing Agreement. Each of the Company and Transferor shall
               -------------------
have executed and delivered the Marketing Agreement.

          (h)  Company's Board. The Company and its Board of Directors shall
               ---------------
have taken all actions necessary so that upon the Closing of this Agreement Gayle M. Earls, or such other individual as the Transferor may designate prior to Closing and that is reasonably acceptable to the Company, shall become a director of the Company with a term ending not earlier than three years following the Closing and such person shall be a member of the Nominating Committee of the Company's Board of Directors.

          (i)  Completion of Due Diligence on Company. The Transferor shall have
               --------------------------------------
completed its review of the Company, the results of which shall be acceptable to the Transferor in its reasonable discretion.

          (j)  The Indemnity Agreement shall be in full force and effect.

          (k)  The Autidilution Agreement shall have been executed.


Asset Purchase Agreement - Page 34 of 49

                                  ARTICLE 10
                       TERMINATION, AMENDMENT AND WAIVER

     10.1  Termination. This Agreement may be terminated prior to the Closing
           -----------
Date, whether before or after approval of this Agreement by the Company, InterCept and the Transferor:

           (a) by mutual written consent of InterCept, the Company and the Transferor;

           (b) by InterCept, the Company or the Transferor if the Closing Date shall not have occurred on or prior to the Deadline Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not
                                                      ---------------
be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the transaction contemplated by this Agreement to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

           (c) by InterCept or the Company, if there has been a material breach of any representation, warranty, covenant, agreement or obligation of the Transferor hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by the Transferor of notice in writing from InterCept or the Company specifying the nature of such breach and requesting that it be remedied;

           (d) by the Transferor, if there has been a material breach in any representation, warranty, covenant, agreement or obligation of InterCept or the Company hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by InterCept or the Company, as the case may be, of notice in writing from the Transferor specifying the nature of such breach and requesting that it be remedied;

           (e) by InterCept or the Company if any of the conditions set forth in Section 9.1 or 9.2 is not satisfied and is no longer capable of being
   ------------------
satisfied by the Closing Date; or

           (f)  by the Transferor if any of the conditions set forth in Section
                                                                        -------
9.1 or 9.3 is not satisfied and is no longer capable of being satisfied by the
----------
Closing Date;


Asset Purchase Agreement - Page 35 of 49

     10.2  Effect of Termination.  If any Party terminates and abandons this
           ---------------------
Agreement pursuant to Section 10.1, this Agreement, other than Section 8.5(b),
                      ------------                             --------------
this Section 10.2, Section 10.3, Article 11 and Section 12.1 (each of which
     ------------  ------------  ----------     ------------
shall survive termination), shall forthwith become void and have no effect, without any liability on the part of any Party or its officers, directors or shareholders; provided, however, that nothing contained in this Section 10.2
                                                                ------------
shall relieve any Party from any liability for any breach of this Agreement or the Confidentiality Agreement.

     10.3  Specific Performance. The Parties acknowledge that the rights of each
           --------------------
Party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event any Party either violates or fails or refuses to perform any covenant made by it herein, the other Party or Parties will be without adequate remedy at law. Each Party agrees, therefore, that in the event that it violates, fails or refuses to perform any covenant or agreement made by it herein, the other Party or Parties, so long as it or they are not in breach hereof, may, in addition to the remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     10.4  Amendment. This Agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of all the Parties hereto.

     10.5  Extension; Waiver.  The Parties may, at any time prior to the Closing
           -----------------
Date, (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any extension or waiver shall be valid only if it is set forth in an instrument in writing signed on behalf of the Party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by the writing as being waived, extended or modified.

                                  ARTICLE 11
                                INDEMNIFICATION

     11.1  Indemnification by the Transferor. Subject to the terms of this
           ---------------------------------
Article 11, the Transferor shall indemnify, defend, save and hold harmless
----------
InterCept, the Company, and their respective Subsidiaries, predecessors, successors, directors, officers, employees, agents, representatives and assigns (collectively, the "InterCept Indemnified Parties"), from and against any Claims (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by InterCept Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):


Asset Purchase Agreement - Page 36 of 49

           (a) any breach of any of the representations, warranties, covenants or agreements made by the Transferor in this Agreement or in the other Contribution Agreements; or

           (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by the Transferor at the Closing.

     11.2  Indemnification by InterCept. Subject to the terms of this
           ----------------------------
Article 11, InterCept shall indemnify, defend, save and hold harmless the
----------
Transferor and its shareholders, officers, directors, employees, agents, representatives and assigns (collectively, the "Transferor Indemnified Parties"), from and against any Indemnifiable Damages suffered by the Transferor Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

           (a) any breach of any of the representations, warranties, covenants and agreements made by InterCept in this Agreement or in the other Contribution Agreements; or

           (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by InterCept at the Closing.

     11.3  Indemnification by Company.  Subject to the terms of this Article 11,
           --------------------------                                ----------
Company shall indemnify, defend, save and hold harmless the Transferor Indemnified Parties, from and against any Indemnifiable Damages suffered by the Transferor Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

           (a) any breach of any of the representations, warranties, covenants and agreements made by the Company in this Agreement or in the other Contribution Agreements;

           (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by the Company at the Closing; or

           (c)  those contracts set forth on Schedule 11.3(c).
                                             ----------------

     11.4  Claims for Indemnification.  The Party seeking indemnification (the
           --------------------------
"Indemnified Party") shall give the Party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty
(60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 11 may be
                                                   ---------------
claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim.


Asset Purchase Agreement - Page 37 of 49

A Party shall have no liability under this Article 11 for breach of a
                                           ----------
representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party prior to March 31, 2001; provided, however, that the limitations set forth in this Section 11.4 shall not
                                                          ------------
apply to liability under this Article 11 for any intentional breach of a
                              ----------
representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

     11.5  Defense of Claim by Third Parties. If any claim is made by a third
           ---------------------------------
party against a Party to this Agreement that, if sustained, would give rise to a liability of another Party under this Agreement, the Party against whom the claim is made shall promptly cause Notice of Claim to be delivered to the other Party and shall afford the other Party and its counsel, at the other Party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure.

     11.6  Third Party Claim Assistance.  From time to time after the Closing,
           ----------------------------
InterCept, Company and the Transferor shall provide or cause their appropriate employees or representatives to provide the other Parties with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a Party may be required to indemnify another Party under this Agreement. The Party receiving such information or data shall reimburse the other Parties for all of their reasonable costs and expenses in providing these services, including, without limitation, (i) all out of pocket, travel and similar expenses incurred by their personnel in rendering these services; and (ii) all fees and expenses for services performed by third parties engaged by or at the request of such other Parties.

     11.7  Settlement of Indemnification Claims. If a recipient of a Notice of
           ------------------------------------
Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counter-notice, setting forth the basis for disputing such claim, to InterCept, the Company or the Transferor, as the case may be. If no such counter-notice is given within such thirty (30) day period, or if InterCept, Company or the Transferor, as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 11.8. If, within thirty (30) days after the receipt of counter-notice by InterCept, Company or the Transferor, as the case may be, the Transferor, Company and InterCept shall not have reached agreement as to the claim in question, then the Party disputing the claim shall satisfy any undisputed amount as specified in Section 11.8 and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Atlanta, Georgia area before a panel of three (3) arbitrators, one selected by each of the Parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as

Asset Purchase Agreement - Page 38 of 49 to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a Party shall be indemnified hereunder, the amount shall be satisfied as provided in Section 11.8. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 11.7 is referred to as the "Determination Date."

     11.8  Certain Limitations. Notwithstanding the foregoing in this Article
           -------------------
11, the indemnification obligations of the parties shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Closing Date and shall be subject to the following limitations.

           (a) No indemnification shall be made for breaches of representations and warranties pursuant to this Article 11 until the total Indemnifiable Damages for which the Indemnifying Party would be liable exceeds $50,000, in which event the Indemnifying Party shall indemnify to the full amount of such Indemnifiable Damages.

           (b) No indemnification shall be made for breaches of representations and warranties pursuant to this Article 11 to the extent Indemnifiable Damages to be paid by the Transferor, on the one hand, or Company or Intercept, collectively on the other hand, exceed $4,500,000.

           (c) An Indemnifying Party shall be obligated to indemnify an Indemnified Party pursuant to this Article 11 for breaches of representations and warranties only for those Indemnifiable Damages as to which the Indemnified Party has given the Indemnifying Party written notice thereof by March 31, 2001.

           (d) The limitations set forth in Sections 11.8(a), (b) and (c) shall not apply to Indemnifiable Damages arising out of (a) fraud, (b) intentional breaches or (c) breaches of the representations and warranties in Sections 5.1, 5.2, 5.7, 6.1, 6.2, 7.1, 7.2, 7.3 and 7.14.

                                  ARTICLE 12
                                 MISCELLANEOUS

     12.1  Expenses.
           --------

           (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses) shall be borne by the Party incurring such costs and expenses and shall be paid by such Party prior to or on the Closing Date.

           (b) Notwithstanding any provision in this Agreement to the contrary, if any of the Parties shall willfully default in its obligations hereunder, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting Party for all damages, costs and expenses, including without limitation


Asset Purchase Agreement - Page 39 of 49 reasonable legal and accounting expenses incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

     12.2  Notices.  All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

           (a)   If to InterCept or Company, to:

                 The InterCept Group, Inc.
                 Netzee, Inc.
                 3150 Holcomb Bridge Road, Suite 200
                 Norcross, Georgia  30071
                 Attn: President and Chief Financial Officer
                 Telefax:  (770) 248-9600

                 Copy (which shall not constitute notice) to:

                 Sutherland Asbill & Brennan LLP
                 999 Peachtree Street, N.E.
                 Suite 2300
                 Atlanta, Georgia 30309
                 Attn:  Mark D. Wasserman
                 Telefax:  (404) 853-8398

           (b) If to the Transferor (prior to Closing) or the Shareholders, to:

                 TIB The Independent Banker's Bank
                 350 Phelps Court, Suite 200
                 Attn:  A. Mackey Harral
                 Executive Vice President
                 Telefax:  (972) 541-0755

                 Copy (which shall not constitute notice) to:

                 Winstead Sechrest & Minick P.C.
                 5400 Renaissance Tower
                 1201 Elm Street
                 Dallas, Texas 25270-2199
                 Attn:  Valinda B. Wolfert
                        D. Forrest Brumbaugh
                 Telefax:  (214) 745-5390


Asset Purchase Agreement - Page 40 of 49 or such other addresses and telefax numbers as shall be furnished in writing by any Party, and any such notice or communications shall be deemed to have been given as of three business days after the date actually sent via overnight or express courier, eight days after mailed and upon telefax confirmation of receipt to addressee by the sender.

     12.3  Parties in Interest. This Agreement shall be binding on and shall
           -------------------
inure to the benefit of the Parties hereto and their respective successors, and assigns. This Agreement (and the rights and interests herein) may not be assigned by any Party without the written consent of the other Parties; provided, however, InterCept and the Company each may assign its interests herein to an entity controlling, controlled by or under common control with InterCept or the Company, as the case may be; provided, that InterCept or the Company, as the case may be, irrevocably and unconditionally guarantees the performance of all the assignee's obligations under this Agreement, subject only to the terms and conditions of this Agreement. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other Person any rights or remedies under or by reason of this Agreement.

     12.4  Entire Agreement. This Agreement and the Disclosure Schedules,
           ----------------
Exhibits and the other documents, agreements (including, without limitation, the Registration Rights Agreement, Marketing Agreement, Antidilution Agreement and the Agreement, certificates and instruments executed and delivered pursuant to or in connection with this Agreement (collectively, the "Contribution Agreements"), contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

     12.5  Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     12.6  Governing Law.
           -------------

           (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

           (b) InterCept, the Company and the Transferor consent to the exclusive jurisdiction and venue of the courts of the United States Federal District Courts of Georgia, in any judicial proceeding brought to enforce this Agreement.


Asset Purchase Agreement - Page 41 of 49

     12.7  Arbitration.
           -----------

           (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association (except as otherwise provided in this Section 12.7).

           (b) Termination or limitation of InterCept's or Company's rights in any of its software, products, or any associated intellectual property rights or documents may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that InterCept and Company shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its software products or any associated intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

     12.8  Invalidity of any Part. If any provision or part of this Agreement
           ----------------------
shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     12.9  Time of the Essence; Computation of Time. Time is of the essence of
           ----------------------------------------
each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the Party having such right or duty shall have until 5:00 p.m., Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.





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Asset Purchase Agreement - Page 42 of 49

     IN WITNESS WHEREOF, InterCept, Company and the Transferor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    INTERCEPT:

                                    The InterCept Group, Inc.

                                    By:     /s/ Scott R. Meyerhoff
                                            --------------------------
                                    Name:   Scott R. Meyerhoff
                                            --------------------------
                                    Title:        CFO
                                            --------------------------


                                    COMPANY:

                                    NETZEE, INC.

                                    By:     /s/ Glenn W. Sturm
                                            --------------------------
                                    Name:   Glenn W. Sturm
                                            --------------------------
                                    Title   Chief Executive Officer
                                            --------------------------


                                    THE TRANSFEROR

                                    TIB The Independent Bankers Bank

                                    By:     /s/ Gayle M. Earls
                                            --------------------------

                                    Name:   Gayle M. Earls
                                            --------------------------

                                    Title:  President and
                                            Chief Executive Officer
                                            --------------------------



Asset Purchase Agreement - Page 43 of 49